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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2001


                             EXTREME NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

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         Delaware                       000-25711                 77-0430270
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


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                               3585 Monroe Street
                              Santa Clara, CA 95051
                    (Address of principal executive offices)

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       Registrant's telephone number, including area code: (408) 579-2800


                                 Not Applicable
          (Former name or former address, if changed since last report)










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Item 5.  Other Matters.

     Extreme Networks, Inc. announced that its Board of Directors has approved a voluntary stock option exchange program for its employees. The Company's executive officers, directors and vice presidents are not eligible to participate in this program.

     Under the program, Extreme employees will be given the opportunity to voluntarily cancel unexercised vested and unvested stock options previously granted to them that have an exercise price of $10.00 or more. The cancelled options will be exchanged for replacement stock options to be granted at a future date. The replacement options will be for the same number of shares as the cancelled options. The replacement stock options will be granted with an exercise price equal to the fair market value of Extreme stock on the date of grant, which will be at least six months plus one day after the option cancellation date of December 4, 2001.

     The program will be open for at least twenty business days after the formal offering documents are filed with the Securities and Exchange Commission. Employees may change or withdraw their election to exchange options at any time prior to the end of the offering period. In order to receive new options, an employee must remain employed with Extreme or one of its subsidiaries until the date when the replacement options are granted.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             Extreme Networks, Inc.

November 1, 2001             By: /s/ Harold L. Covert
                                --------------------------------
                                Harold L. Covert
                                Chief Financial Officer